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Exhibit 10.14.2

Gentium S.p.A.
Piazza XX Settembre, 2-22079
Villa Guardia (CO) Italy

February 23, 2004

Dr. Roberto Marchioli
Laboratory of Clinical Epidemiology of Cardiovascular Disease
Consorzio Mario Negri Sud
Via Nazionale
66030 Santa Maria Imbaro CH

Dear Dr. Marchioli,

        by the present we confirm the extension of the engagement of your Institute for the study "Defibrotide for the treatment of Hepatic Veno-occlusive Disease after Stem Cell Transplantation (DF-VOD Trial)" for a further period of two years. The study will therefore end in 2006.

        As compensation for your engagement Gentium S.p.A. will pay a compensation of euros 50,000.00 per year + VAT, which will be paid in two annual installments of euros 25,000.00 each (April and September) upon presentation of a tax compliant document.

        We look therefore to receiving from you the first invoice of euros 25,000.00 + VAT relevant to the first installments of 2004.

Best regards
/s/ Laura Iris Ferro Dr. Laura Iris Ferro President

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  Exhibit 10.14.2